VBI Vaccines to Host Conference Call Tomorrow to Review PROTECT Phase 3 Clinical Data for Sci-B-Vac®

CAMBRIDGE, Mass. (June 16, 2019) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, will host a conference call and webcast tomorrow morning, June 17, 2019, at 8:00 AM ET. Management looks forward to reviewing top-line data from PROTECT, one of two pivotal Phase 3 studies for Sci-B-Vac®, the company’s trivalent hepatitis B vaccine.

Conference Call and Webcast Details

The live webcast and slide presentation can be accessed via the Events/Presentations page in the investors section of the company’s website, https://www.vbivaccines.com/investors/events-presentations/, or by clicking this link: https://edge.media-server.com/m6/p/7ryhzgu2.

A replay of the webcast will be archived on the company’s website for 90 days following the live conference call.

To listen to the live conference call, please dial:

-	Toll-free U.S. & Canada Dial-In: (866) 602-1050
-	International Dial-In: (409) 231-2052
-	Conference ID: 7639339

About Sci-B-Vac®

Sci-B-Vac® is a trivalent hepatitis B vaccine, which is approved for use in Israel and 10 other countries and is currently in a pivotal Phase 3 program in the U.S., Europe, and Canada. This pivotal Phase 3 program consists of two studies, the PROTECT study and the CONSTANT study. Top-line data from the CONSTANT study is expected around year-end 2019. Commercial product distribution data estimates that over 500,000 infants and adults have been safely vaccinated with Sci-B-Vac® in Israel and other markets where the vaccine is approved. In contrast to second-generation hepatitis B vaccines, which contain only one surface antigen (the S antigen) of the hepatitis B virus, Sci-B-Vac® is a trivalent vaccine that contains the S antigen and the pre-S1 and pre-S2 surface antigens. Published data demonstrates that T cell responses to pre-S1 and pre-S2 antigens can further boost responses to the S antigen, resulting in a more immunogenic response.

About Hepatitis B

Hepatitis B is an infection of the liver caused by the Hepatitis B virus (HBV), and is characterized by liver inflammation, injury, and cell death. The disease can present acutely and resolve on its own, or it can progress to a chronic state. According to the World Health Organization (“WHO”), more than 880,000 people die each year due to HBV-related complications, including cirrhosis and liver cancer, as currently available treatments generate a functional cure in less than 20 percent of those treated. Primary prevention by vaccination, therefore, is considered the best way to control hepatitis B infection.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 program in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP program candidates include a prophylactic CMV vaccine candidate and a glioblastoma (GBM) vaccine immunotherapeutic candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2019, and filed with the Canadian security authorities at sedar.com on February 25, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Associate, Corporate Communications

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Chief Business Officer

Email: ir@vbivaccines.com

VBI Media Contact

Burns McClellan, Inc.

Robert Flamm, Ph.D.

Phone: (212) 213-0006

Email: rflamm@burnsmc.com